                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT ("Agreement") made and entered into as of this 10th day of October, 1997, by and among KJK Marketing, Inc., a Florida corporation ("KJK"), Liteglow Industries, Inc., a Utah corporation ("Liteglow"), Liteglow Acquisition Corp., a Florida corporation ("LAC"), and Keith and Judith Kowatch ("Kowatch"), the sole shareholders of KJK.

                                    RECITALS

         The Boards of Directors of KJK, Liteglow and LAC deem a merger of KJK into LAC, a wholly-owned subsidiary of Liteglow ("Merger"), advisable and in the best interests of the respective shareholders and have authorized the Merger in accordance with the laws of their various states of organization and adopted a Plan of Merger in substantially the form of Exhibit "A" attached hereto.

         Keith and Judith Kowatch, the sole shareholders of KJK, are making certain representations and warranties on behalf of themselves and KJK as a condition to LAC and its shareholder, Liteglow, entering into this Agreement.

         NOW, THEREFORE in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Subject to the terms of this Agreement and the Plan of Merger, on the Effective Date (as defined in paragraph 1(b) of the Plan of Merger) KJK will be merged into LAC and the separate existence of KJK will cease. In the Merger, shares of KJK common stock issued and outstanding immediately prior to the Effective Date shall be cancelled and converted into the right to receive at Closing (as defined in Section 2.1) 450,000 shares of Liteglow common stock, par value $.01 (the "KJK Shares"), representing approximately 1.36% of Liteglow's common stock to be outstanding immediately after the Effective Date, and cash in the amount of One Hundred Thousand Dollars ($100,000). The number of KJK Shares is subject to adjustment in accordance with
Section 3.3 hereof. The cash of $100,000 to be distributed to the shareholders of KJK shall be paid $50,000 at Closing and the balance of $50,000 shall be evidenced by LAC's note in the form of Exhibit 1.1.1 (the "Note") payable thirty
(30) days after Closing, without interest, secured by the assets of LAC and guaranteed by Liteglow. As evidence of the security for the Note, LAC shall execute and deliver to the shareholders of KJK at Closing a Security Agreement in the form of Exhibit 1.1.2.

                                   ARTICLE II
                                     CLOSING

         2.1 CLOSING DATE. The closing of the Merger shall occur at 10 a.m. on October 10, 1997 (the "Closing") at Liteglow's office at 2301 NW 33rd Court #104, Pompano Beach, Florida 33069, or at such other time or place as the parties may mutually agree.

                                   ARTICLE III
                    CASH AND STOCK TO BE DELIVERED AT CLOSING

         3.1 CERTIFICATES, CASH AND NOTE. As set forth in Article I hereof, Kowatch shall receive at Closing a certificate or certificates for the KJK Shares, cash in the amount of $50,000, and the Note.

         3.2 KJK STOCK RESTRICTED. The KJK Shares shall be "restricted" shares within the meaning of Securities and Exchange Commission Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and accordingly the certificate or certificates representing the KJK Shares shall bear a restrictive legend in accordance with the requirements of Rule 144.

         3.3 MAKE-UP. Liteglow's current stock trading price may not adequately reflect the value of Liteglow. Accordingly, in the event that the KJK Shares have a "fair market value" (as hereinafter defined) of less than One Hundred Fifty Thousand Dollars ($150,000) on the second anniversary of the Closing, Liteglow shall deliver to Kowatch that number of shares of Liteglow common stock (or like shares of its successor, if any) of which shall have a fair market value equal to the difference between the fair market value of the KJK Shares and $150,000. For purposes of this paragraph 3.3, "fair market value" shall mean the average daily high bid and low asking price of the Liteglow's common stock for the five business days immediately preceding the second anniversary date of the Closing. By their execution of this Agreement, the parties confirm their understanding that the bid price of the Liteglow's common stock as of the date of this Agreement is approximately $.08 per share and that the KJK Shares, as presently constituted, would have to have a fair market value of $.333 per Share in order to have an aggregate fair market value of $150,000 as determined in accordance with the terms of this paragraph 3.3. The maximum number of shares that can be granted to Kowatch under this Section 3.3 shall be 450,000 shares. The rights provided to Kowatch under this Section 3.3 may not be assigned, sold or transferred except by operation of law.

         3.4 NO REPRESENTATION OF VALUE. KJK and Kowatch hereby confirm that neither Liteglow or LAC, any officer, director or shareholder of Liteglow or LAC, or any agent of or professional employed by Liteglow or LAC, has made any representation to KJK or Kowatch as to the present or future value of the shares, the KJK Shares, Liteglow, or LAC, nor has Liteglow, LAC or any such person made any representation with respect to the ability of Kowatch to sell all or any part of the KJK Shares at the current market price or any other price. Further, KJK and Kowatch hereby confirm their understanding that the future bid or asking price of Liteglow's common stock, including the KJK Shares, may not bear any relationship to the net tangible book value of Liteglow's common stock and, further, may be unrelated to any other generally accepted method of valuation of the KJK Shares.

                                   ARTICLE IV
                                     CLOSING

         4.1 PERFORMANCE BY KJK AND KOWATCH. Prior to or at Closing KJK and Kowatch shall deliver to LAC:

                  a. All third-party consents, assignments or approvals otherwise required for

LAC's assumption of any contracts, leases and agreements described hereunder.

                  b. Employment agreements in the form of Exhibit 4.1(b) hereto executed by Keith Kowatch and Judith Kowatch.

                  c. The certificate of KJK and Kowatch that the representations, warranties, covenants and agreements of KJK in this Agreement shall be true, accurate and complete both on the date of the Agreement and at Closing and that KJK has performed and complied with all agreements, covenants and conditions required by this Agreement on their part to be performed or complied with prior to or at Closing.

                  d. The opinion of counsel to KJK and Kowatch to the effect that:

                           (1) KJK duly incorporated and a validly existing
corporation in good standing under the laws of the State of Florida and is duly qualified to carry on its business and is in good standing in Florida.

                           (2) KJK has the requisite power and authority to
execute and deliver, and has taken all necessary corporate action to authorize the execution and delivery of, this Agreement and the other documents and transactions contemplated hereby.

                           (3) All necessary corporate proceedings, of KJK have
been taken to fully, validly and effectively authorize the Merger.

                           (4) The execution and delivery by KJK of this
Agreement, the performance by KJK of its obligations hereunder, and the consummation of the transactions contemplated herein will not result in the breach of or violate the Articles of Incorporation or ByLaws of KJK.

                           (5) This Agreement has been duly executed and
delivered by KJK.

                  (e) The obligation set forth in Section 4.1(a) shall be a "best efforts" obligation. If KJK and Kowatch are unable to provide any consent, assignment or approval required by Section 4.1(a), Liteglow and LAC shall have the right, at their sole election, to complete closing of the Merger or to terminate this Agreement, in which latter event the parties shall have no further liability to each other with respect to this Agreement or the transactions contemplated hereby.

         4.2 LAC'S PERFORMANCE. Prior to or at Closing of this Agreement, LAC shall deliver to KJK or Kowatch, as appropriate:

                  a. The cash payment, Note and certificate(s) for the KJK Shares to be delivered at Closing and to be paid as provided in Article 3 above.

                  b. Employment agreements in the form of Exhibit 4.1(c) hereto executed by LAC.

                  c. Other Documents. All other documents or instruments necessary or appropriate for the consummation of this transaction.

                  After Closing, the parties shall execute such other instruments and documents and perform such other acts as may be necessary or appropriate for the full implementation and consummation of this Agreement.

                                    ARTICLE V
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF KJK AND KOWATCH

         KJK, Keith Kowatch and Judith Kowatch jointly and severally represent, warrant and covenant as of the date of execution of this Agreement and as of Closing, as follows:

         5.1 EXISTENCE AND POWER. KJK is a Florida corporation duly organized and validly existing under the laws of the State of Florida with full power under its Articles of Incorporation and Bylaws to carry on its business as now being conducted and to enter into and to perform this Agreement.

         5.2 BINDING AGREEMENT. The execution, delivery and performance of this Agreement by KJK has been duly authorized by all necessary action of KJK. This Agreement has been duly executed and delivered to Liteglow and LAC by KJK and Kowatch and constitutes a legal, valid and binding agreement of KJK and Kowatch enforceable in accordance with its terms.

         5.3 NO VIOLATION. The execution, delivery and performance of this Agreement by KJK and Kowatch and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene, or conflict with or result in a material breach of or constitute a default or accelerate the performance required under
(i) any writ, order, judgment or decree of any court, arbitrator or governmental agency applicable to KJK or Kowatch; (ii) KJK's Articles of Incorporation and Bylaws; (iii) to the best of KJK and Kowatch's knowledge, any law, rule or regulation applicable to KJK or to the operation of its business; or (iv) any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which KJK or Kowatch is a party or to which any of their property is bound.

         5.4 CAPITALIZATION OF KJK. The authorized capital stock of KJK consists of only 1,000 shares of KJK common stock, $1.00 par value, of which, as of the date hereof, 100 shares are validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. KJK has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from it, any shares of its capital stock and no such securities or obligations are issued or outstanding.

         5.5 CONSENTS AND APPROVALS. Except for the filing of Articles of Merger in the office of the Secretary of State of Florida, there is no requirement applicable to KJK to make any filing with, or to obtain any permit, authorization, consent or approval of any public body as a condition to the consummation of the Merger. There is no requirement that any party to any material contract of KJK, including any lease, license or permit, nor any loan agreement to which KJK is a party or to which it is bound, consent to the execution of this Agreement by KJK or to the consummation of the Merger.

         5.6 COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of KJK and Kowatch, (i) KJK is not in default in any material respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree; and (ii) no material permits, licenses or approvals of any governmental or administrative authorities are required for KJK to own, lease and operate its properties and to carry on its business as presently conducted.

         5.7 TITLE TO PROPERTY. At Closing, KJK shall have and convey good and marketable title to all of its property free and clear of all mortgages, liens, pledges, security interests and encumbrances or other defects in title.

         5.8 CONTRACTS. To the knowledge of KJK and Kowatch: (i) each material contract of KJK is in full force and effect and is unimpaired by any acts or omissions of KJK or KJK's employees or agents; (ii) there has not occurred as to any such contract any material default by KJK or any event which, with the lapse of time or otherwise, will become a material default of KJK; and (iii) to the best of KJK's knowledge, without investigation, there has not occurred as to any such contract any material default by the other parties thereto or any event which, with the lapse of time or the election of any person other than KJK or Kowatch, will become a default under such contract.

         5.9 COPYRIGHTS, TRADEMARKS, PATENTS. To the best knowledge of KJK and Kowatch all copyrights, trademarks, patents, tradenames, logos, service marks, and other similar intangible property rights of KJK are in good standing and uncontested, and neither KJK nor Kowatch has any knowledge of any material infringement or unlawful or unauthorized use of such property rights. To the best knowledge of KJK and Kowatch, the operation of KJK's business as presently conducted by KJK does not infringe, and no one has asserted to KJK or Kowatch that such operations infringe, any copyright, patent, trademark, tradename, service mark, or other similar right of any other party.

         5.10 COMPLIANCE WITH LABOR LAWS. To the best knowledge of KJK and Kowatch, KJK is in compliance with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and is not liable for any arrears of wages or any tax penalties for failure to comply with any of the foregoing, except as noted on Exhibit 5.10, attached hereto and made a part hereof.

         5.11 ENVIRONMENTAL MATTERS. KJK has obtained all environmental permits required to conduct its business as it is presently being conducted including, without limitation, those relating to (i) emissions, discharges or threatened discharges of pollutants, contaminants, hazardous or toxic substances or petroleum into the air, surface water, ground water or the ocean, or on or into the land, and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or petroleum. KJK has not received notice of, or is otherwise aware of, any facts, events or conditions which (x) interfere with, prevent, or, with the passage of time, could interfere with continued substantial compliance with any of the aforementioned environmental laws, regulations, policies, guidelines, orders, judgments or decrees, (y) may give rise to any liability (whether based in contract, tort, implied or express warranty, criminal or civil stature or otherwise) under any law, regulation, policy or guideline relating to hazardous emissions or handling hazardous substances, or (z) obligate KJK or, with the passage of time, could cause KJK to be obligated to clean up, remedy or otherwise restore to a former condition, by itself or jointly with others, any contaminated surface water, ground water, soil or any natural resource associated therewith.

         5.12 EMPLOYEES. None of KJK's employees is represented by a union or other collective bargaining unit, no application of recognition as a collective bargaining unit is currently pending before the National Labor Relations Board with respect to any of KJK's employees, and, to the best of KJK's knowledge, no concerted effort to unionize any of its employees is currently in progress. There are no material controversies pending or threatened between KJK and any of its employees, and KJK and Kowatch are not aware of any facts which would reasonably result in any such controversy.

         5.13 LITIGATION. There is no litigation, action, suit, investigation or other proceeding pending or threatened that may give rise to any claim against any of KJK's property or adversely affect KJK's ability to perform in accordance with the terms of this Agreement, and neither KJK nor Kowatch is aware of any facts that could reasonably result in any such proceeding.

         5.14 LIABILITIES. The financial information referenced in Section 5.17 contains a complete, correct and accurate list of all liabilities of KJK as of the date noted in such financial information. KJK shall deliver to Liteglow and LAC at Closing a complete, correct and accurate statement of all of KJK's liabilities at Closing.

         5.15 INVENTORY. The raw materials, work-in-process, and finished goods, and store supplies and spare parts, which are owned by KJK, wherever they are located, are hereinafter referred to as the "KJK Inventory." The KJK Inventory
(i) is salable in the ordinary course of business, (ii) is sufficient but not excessive in kind or amount for the conduct of the business of KJK as it is presently being operated, and (iii) is carried on the books of KJK at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with generally accepted accounting principals supplied on a consistent basis.

         5.16 ACCOUNTS RECEIVABLE. The accounts receivable for KJK as of October 6, 1997 were $12,000. Such accounts receivable and those acquired by KJK prior to the Closing (and not collected prior to Closing) have or will have arisen in the ordinary course of business and will have been collected or be collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with the prior practice) carried on the books of KJK. Except as reflected in Schedule 5.16, each of such accounts receivable, and those acquired prior to the Closing, is not and will not be the subject of a pledge or assignment, is and will be free of any and all liens, encumbrances and charges whatsoever, and has not been and will not be placed for collection with any attorney, collection agency or similar individual firm.

         5.17 FINANCIAL STATEMENTS. KJK has previously furnished Liteglow true and complete copies of unaudited financial statements of KJK for the fiscal year ended December 31, 1996, and the period ended August 31, 1997, including the notes thereto (the "KJK Unaudited Financial Statements"), together with the report on such financial statements of KJK's accountants. The

KJK Unaudited Financial Statements fairly represent the financial position of KJK as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principals applied on a consistent basis.

         5.18 TAX MATTERS.

                  (a) The provision for taxes made by KJK are sufficient for payment of all taxes of KJK, whether or not disputed, which are properly accruable. There are no agreements by KJK for the extension of time, or waiver of any statute of limitations, for the assessment of any taxes, and all taxes due and payable by KJK on or before the date of this Agreement have been paid or provided for, and are not delinquent.

                  (b) KJK has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. No claim has ever been made by an authority in a jurisdiction where KJK does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of KJK that arose in connection with any failure (or alleged failure) to pay any tax.

                  (c) KJK has withheld and paid all taxes required to have been withheld and paid through August 31, 1997, in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) There is no dispute or claim concerning any tax liability of KJK either claimed or raised by any authority in writing or as to which any of the directors and officers of KJK have knowledge based upon personal contact with any agent of such authority.

         5.19 FULL DISCLOSURE. None of the representations and warranties of KJK and Kowatch which are made in Article V of this Agreement contains and untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.20 NO BROKERS OR COMMISSIONS. Neither KJK nor Kowatch has engaged any broker, finder or similar individual in connection with this transaction for which Liteglow or LAC shall have any liability.

                                   ARTICLE VI
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF LITEGLOW AND LAC

         Liteglow and LAC hereby jointly and severally represent, warrant and covenant as of the date of execution of this Agreement and as of the Closing as follows:

         6.1 EXISTENCE AND POWER. Liteglow and LAC are corporations duly organized, validly existing and in good standing under the laws of their states of organization, with full power under their articles of incorporation and bylaws to enter into and to perform this Agreement.

         6.2 BINDING AGREEMENT. The execution, delivery and performance of this Agreement and the other instruments contemplated by this Agreement by Liteglow and LAC have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered to KJK and Kowatch and constitutes the legal, valid and binding agreement of Liteglow and LAC, enforceable in accordance with its terms.

         6.3 NO VIOLATION. The execution, delivery and performance of this Agreement by KJK and Kowatch and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to Liteglow and LAC; (ii) the articles of incorporation or bylaws of Liteglow or LAC; (iii) any contract, lease or other agreement to which Liteglow or LAC is a party or by which Liteglow or LAC is bound; or (iv) to the best knowledge of Liteglow or LAC, any law, rule or regulation applicable to Liteglow or LAC.

         6.4 NO BROKERS OR COMMISSIONS. Neither Liteglow nor LAC has engaged any brokers, finders or similar individuals in connection with this transaction for which KJK or Kowatch shall have any liability.

         6.5 LITIGATION. There is no litigation, action, suit, investigation or other proceeding pending or threatened against Liteglow or LAC that may give rise to any claim against any of Liteglow or LAC's assets or other property, and Liteglow or LAC is not aware of any facts that could reasonably result in any such proceeding.

         6.6 COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of LAC and Liteglow, (i) neither LAC nor Liteglow is not in default in any material respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree; and (ii) no material permits, licenses or approvals of any governmental or administrative authorities are required for Liteglow or LAC to own, lease and operate their properties and to carry on their business as presently conducted.

         6.7 FINANCIAL STATEMENTS. Liteglow has previously furnished KJK and Kowatch true and complete copies of audited financial statements of Liteglow for the fiscal year ended December 31, 1996, and unaudited financial statements for the period ended August 31, 1997 (the "Liteglow Financial Statements"), together with the report on such audited financial statements of Liteglow's accountants. The Liteglow Financial Statements fairly represent the financial position of Liteglow as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principals applied on a consistent basis. KJK and Kowatch confirm that they have been advised by LAC that LAC is a newly-organized corporation and accordingly has no assets or liabilities.

         6.8 TAX MATTERS.

                  (a) The provision for taxes made by Liteglow are sufficient for payment of all taxes of Liteglow, whether or not disputed, which are properly accruable. There are no agreements by Liteglow for the extension of time, or waiver of any statute of limitations, for the assessment of any taxes, and all taxes due and payable by Liteglow on or before the date of this Agreement have been paid or provided for, and are not delinquent.

                  (b) Liteglow has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. No claim has ever been made by an authority in a jurisdiction where Liteglow does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Liteglow that arose in connection with any failure (or alleged failure) to pay any tax.

                  (c) Liteglow has withheld and paid all taxes required to have been withheld and paid through August 31, 1997, in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) There is no dispute or claim concerning any tax liability of Liteglow either claimed or raised by any authority in writing or as to which any of the directors and officers of Liteglow have knowledge based upon personal contact with any agent of such authority.

                                   ARTICLE VII
                     CERTAIN REPRESENTATIONS AND WARRANTIES
                           CONCERNING LITEGLOW AND LAC

         KJK and Kowatch hereby jointly and severally represent, warrant, acknowledge and covenant to Liteglow and LAC, their officers, directors, agents and professional advisors, as follows:

         7.1 OPPORTUNITY TO EXAMINE. KJK and Kowatch have examined or have had an opportunity to examine, and to ask questions of the management of Liteglow and LAC about, all applicable documents and such applicable information as are relevant to the Merger, including the delivery of cash and the KJK Shares in consideration therefor. Among the documents made available to KJK and Kowatch are Liteglow's private placement memorandum dated March 25, 1996, Liteglow's audited financial statements for the year ended December 31, 1996, and the Liteglow's unaudited profit and loss statement and balance sheet for the period ended August 31, 1997. With respect to Liteglow's private placement memorandum dated March 25, 1996, such memorandum has been provided to KJK and Kowatch based upon their confirmation that KJK and Kowatch understand that such memorandum describes Liteglow, its business, and its financial condition as of the date of the memorandum, but does not necessarily reflect the current business or financial condition of the Liteglow. LAC is recently organized and has no operating history or assets as of the date of this Agreement.

         7.2 AUTHORIZED AND OUTSTANDING SHARES. KJK and Kowatch confirm that (i) Liteglow has represented to them that Liteglow has authorized 50,000,000 shares of common stock, par value $.01 per share, of which approximately 32,601,568 shares are issued and outstanding, and that of the issued and outstanding shares an aggregate of approximately 14,000,000 shares are held by Spencer Krumholz, who is the President of Liteglow, and his wife, Arlene Krumholz, who is Liteglow's secretary; and (ii) LAC has represented to them that LAC has authorized 1000 shares of common stock, no par value, all of which are held, or to be held, by Liteglow.

         7.3 NO PRESENTATIONS AS TO PROFIT OR LOSS. No representation or warranty of any kind has been made to KJK or Kowatch with respect to the percentage of profit and/or amount or type of consideration, profit or loss that are to be realized, if any, as a result of the acquisition of the KJK Shares (including any additional shares of Liteglow which may be received by Kowatch pursuant to this Agreement) including, without limitation, any representation by KJK or Kowatch, or any agent, professional advisor, employee or affiliate of them, and that in entering into this transaction KJK and Kowatch are not relying upon any information other than that derived from the results of their own independent investigation, or the investigation of their counsel and other professional advisors, or from information furnished in writing by Liteglow or LAC to them. KJK and Kowatch have had an opportunity to ask questions of and receive answers from Liteglow or LAC concerning Liteglow or LAC and the terms and conditions of the Merger and all such questions have been answered to their full satisfaction.

         7.4 KJK SHARES REGISTERED. KJK and Kowatch understand that the sale of the KJK Shares has not been registered under the Act nor under the securities laws of any state in reliance on exemptions therefrom for non-public offerings, and further understand that the KJK Shares have not been approved or disapproved by the Securities and Exchange Commission nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by Liteglow or LAC to KJK or Kowatch.

         7.5 INVESTMENT INTEREST. Kowatch is acquiring the KJK Shares for their own account for investment purposes only and not with a view to the sale or other distribution thereof, in whole or in part.

         7.6 NO OBLIGATION TO REGISTER KJK SHARES. Kowatch acknowledge that neither Liteglow nor LAC is under no obligation to them or any assignee of them to obtain any exemption from the registration requirements of the Act or any state securities act, and in any event Kowatch shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state for any expenses incurred by Liteglow for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

         7.7 NO ASSURANCES AS TO TAX CONSEQUENCES. No assurances are or have been made regarding the federal income tax consequences of the Merger or the receipt of the KJK Shares or any additional common stock of Liteglow, nor has any assurance been given that any federal income tax consequences of such transactions will not be changed through adoption of new laws, amendments to existing laws or regulations, or changes in the interpretation of existing laws and regulations; and KJK and Kowatch confirm that it has consulted its own tax advisor with respect to the tax consequences and aspects of the Merger, including the payment of cash and the delivery of the KJK Shares.

         7.8 RELIANCE ON REPRESENTATIONS. KJK and Kowatch acknowledge that KJK and Kowatch understand the meaning and legal consequences of the representations, warranties, acknowledgements and covenants in this Article VII and that Liteglow and LAC have relied and will rely thereon.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 LITEGLOW'S RIGHT TO INDEMNIFICATION. KJK and Kowatch jointly and severally undertake and agree to hold Liteglow and LAC harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by Liteglow or LAC arising from
(i) the breach, misrepresentation or other violation of any covenants, warranty or representation of or by KJK or Kowatch contained in this Agreement, and (ii) all liabilities of KJK not disclosed in writing to Liteglow and LAC prior to the execution of this Agreement. This indemnity provision shall survive Closing for a period of two (2) years.

         8.2 KOWATCH'S RIGHT TO INDEMNIFICATION. Liteglow and LAC jointly and severally undertake and agree to hold KJK and Kowatch harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by KJK or Kowatch arising from
(i) the breach, misrepresentation or other violation of any covenants, warranties and representations of Liteglow or LAC contained in this Agreement,
(ii) all liabilities of KJK or Kowatch which are assumed by LAC pursuant to this Agreement, and (iii) all liabilities of KJK accruing after Closing. This indemnity provision shall survive Closing for a period of two (2) years.

         8.3 PROCEDURE. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall given written notice thereof to the other party (the "Indemnitor") promptly (but in no event more than ten (10) days) after it learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same; PROVIDED, HOWEVER, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and PROVIDED FURTHER that in the event the Indemnified Party does not consent to a BONA FIDE offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of such settlement to such third party, pay such amount to the Indemnified Party. After the payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to such claim or proceeding and the Indemnified Party shall assume full responsibility to defend the same. After notice from the Indemnitor to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's sole judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties will fully cooperate in any such action, making available to each other books or records for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within ten (10) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way which the Indemnified Party deems in its best interest.

         8.4 LIMITATIONS ON INDEMNIFICATION RIGHTS. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer), net after the amount equal to any reduction in federal, state or local income, franchise or other taxes occasioned by such loss or damage (even though the tax return by which such reduction would have been realized is not yet due), but including an amount equal to any increase in federal, state and local income, franchise or other taxes occasioned by the indemnification payment and then only to the extent of the excess over the Agreed De Minimis Amount (hereinafter defined). In the event that Kowatch is the Indemnitor, the Indemnified Party shall first apply as a set-off any amount due Kowatch under Section 3.3. The Indemnitor shall be subrogated to all rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid. Notwithstanding the foregoing, the Indemnitor shall not be liable to the Indemnified Party for any individual misrepresentation, breach of warranty or violation of covenant where the otherwise indemnifiable amount does not exceed $500.00 and, as regards all such indemnifiable misrepresentations or breaches of warranty that do not exceed $500, the Indemnitor shall not be liable except to the extent that the aggregate amount thereof exceeds $1,000 (such sum being herein referred to as the "Agreed De Minimis Amount"); PROVIDED, HOWEVER, that the Agreed De Minimis Amount shall not apply with respect to the indemnification otherwise due for any third-party claims.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 BULK SALES ACT. The parties agree to waive compliance with any bulk sales statute that may be applicable to the transactions contemplated by this Agreement.

         9.2 EXPENSES. Except as otherwise provided herein, each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transaction contemplated hereby. All other recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by LAC.

         9.3 NOTICES. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) To: Liteglow or LAC:            Liteglow Industries, Inc.
                                             2301 NW 33rd Court #104
                                             Pompano Beach, FL 33069

                  With a copy to:            Jonathan L. Shepard, Esquire
                                             Siegel, Lipman, Dunay & Shepard
                                             5355 Town Center Road, Suite 801
                                             Boca Raton, Florida 33486

         (b) To KJK or Kowatch:              KJK Marketing, Inc.
                                             2649 Mercy Drive
                                             Orlando, Florida 32808

                  With a copy to:            Ed Alexander, Esquire
                                             Suite I, 7491 Conroy Windemere Road
                                             Orlando, Florida 32835

Either party may change its address for notices by written notice to the other given pursuant to this paragraph.

         9.4 CERTAIN BREACHES. Neither party shall have any liability to the other party with respect to a breach by a party of which the other party has received written notice at or prior to Closing.

         9.5 PRIOR NEGOTIATIONS. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

         9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

         9.7 EXHIBITS. The Exhibits attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein. In the event any Exhibit is not attached hereto at the time of execution of this Agreement, KJK and Kowatch shall attach such Exhibit as soon as practicable following the date of execution of this Agreement.

         9.8 SEVERABILITY. If any term of this Agreement is illegal or enforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

         9.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of two
(2) years from the Closing date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

         9.10 WAIVER. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         9.11 NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

         9.12 HEADINGS AND CROSS-REFERENCES. The headings of this Agreement are included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions hereof. All cross-references to paragraphs herein shall mean the paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Exhibits herein shall mean the Exhibits to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

         9.13 CHOICE OF LAWS. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

         9.14 ARBITRATION. Any dispute arising under or related to this Agreement that the parties are unable to resolve by themselves shall be settled by arbitration in the State of Florida, by a panel of three arbitrators. Liteglow and LAC shall together designate one disinterested arbitrator and Kowatch shall designate another disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as accountants, appraisers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on the parties. Costs and expenses of the arbitration proceeding shall be assessed between the parties in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. No action at law or suit in equity based upon any claim arising out of or relating to this Agreement shall be instituted in any court by a party against another except an action to compel arbitration pursuant to this paragraph, an action to enforce the award of the arbitration panel rendered in accordance with this paragraph, or a suit for specific performance as may be specifically provided herein.

         9.15 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9.16 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to (i) confer any rights or remedies on any person other than the parties and their respective successors and assigns, (ii) relieve or discharge the obligation or liability of any third party, or (iii) or give any third party any right of subrogation or action against any party hereto.

         9.17 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.


ATTEST:                                    KJK Marketing, Inc., a Florida
                                           corporation


                                        By: /s/ Keith Kowatch
-----------------------------------         -----------------------------------
                                            Keith Kowatch, President

                                                                (Corporate Seal)



                                            Liteglow Industries, Inc., a
                                            Delaware corporation



                                        By: /s/ Spencer Krumholz
-----------------------------------         -----------------------------------
                                            Spencer Krumholz, President

                                                                (Corporate Seal)



                                            Liteglow Acquisition Corp., a
                                            Florida corporation




                                        By: /s/ Spencer Krumholz
-----------------------------------         -----------------------------------
                                            Spencer Krumholz, President


                                                                (Corporate Seal)

                                            /s/ Keith Kowatch
-----------------------------------         -----------------------------------
                                            Keith Kowatch, individually




                                            /s/ Judith Kowatch
-----------------------------------         -----------------------------------
                                            Judith Kowatch, individually